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                                                                      EXHIBIT 21

Direct and indirect subsidiaries of Independent Energy Holdings PLC

Name                                             Ownership
----                                             ---------
Independent Energy UK Limited                    100%

Independent Energy Generation Limited            100%

Independent Energy Resources Limited             100%

Independent Energy Limited                       100%

Independent Energy Services Limited              100%

Independent Energy (Pye Bridge) Limited          100% owned by Independent
                                                 Energy UK Limited

Falmouth Energy Limited                          100%

Petroplus Energy Park Milford Haven Limited      50% owned by Independent
                                                 Energy UK Limited